EXHIBIT 10.1
Execution Version

FIRST AMENDMENT TO SENIOR SECURED LOAN AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED LOAN AGREEMENT, dated as of August 3, 2022 (this “Amendment”), is entered into by and between REMARK HOLDINGS, INC., a Delaware corporation having its principal office at 800 S. Commerce Street, Las Vegas, NV 89106 (“Borrower”), and each subsidiary of Borrower listed on the signature pages hereto or that after the date hereof delivers such a signature page (each a “Guarantor”, collectively, the “Guarantors” and, together with Borrower, the “Loan Parties” and each a “Loan Party”) and MUDRICK CAPITAL MANAGEMENT, LP. and/or one or more managed funds or accounts (collectively and each without differentiation, the “Lender”).
WHEREAS, the parties hereto have entered into those certain SENIOR SECURED LOAN AGREEMENTS dated as of December 3, 2021 pursuant to which the Lender made a loan to Loan Parties in the aggregate principal sum of Thirty Million Dollars ($30,000,000) (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”);
WHEREAS, Events of Default have heretofore occurred under the Loan Agreement (i) pursuant to Section 7(b) thereof as a result of one or more Loan Party’s sale of 1,681,920 ShareCare Shares in violation of Section 11(a)(ii) of the Loan Agreement (the “ShareCare Shares Sale Event of Default”), (ii) pursuant to Section 7(a) and Section 10 of the Loan Agreement as a result of the Borrower’s failure to deliver 7,931,920 ShareCare Shares to the Lender no later than July 11, 2022 as a mandatory prepayment of the Loan ( the “Trigger Event Mandatory Prepayment Event of Default”) and (iii) as a result of the failure of the Borrower to pay the Loan in full at maturity on July 31, 2022 (such Events of Default, together with the ShareCare Shares Sale Event of Default and the Trigger Event Mandatory Prepayment Event of Default, the “Existing Events of Default”);
WHEREAS, the Loan Parties have requested that the Lender waive the Existing Events of Default;
WHEREAS, the Loan Parties have requested that the Lender extend the July 31, 2022 Maturity Date;
WHEREAS, the Loan Parties have requested that the Lender defer the Loan Parties’ payment of the interest for the month of July, 2022; and
WHEREAS, the Lender has agreed to such requests on the terms and conditions set forth herein, including, without limitation, an increase in the interest rate to eighteen and a half percent (18.5%), its receipt of an amendment and extension payment in the amount of two percent (2.0%) of the principal amount of the Loan outstanding on the Amendment Effective Date (as defined below), certain actions to be taken with respect to the Bikini.com collateral and the commencement of certain capital raising activities, all as further described below and in the Senior Secured Loan Agreement attached hereto as Annex A.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. Definitions; Construction. All capitalized terms not otherwise defined herein are used as defined in the Loan Agreement (as amended by this Amendment). The provisions of Section 24 of the Loan Agreement (as amended by this Amendment) are incorporated herein by reference, mutatis mutandis.
Section 2. Amendments to the Loan Agreement. As of the Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:
2.1.Conformed Loan Agreement. Certain sections of the Loan Agreement are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the Loan Agreement is evidenced by bold and underline formatting. Language being deleted from the applicable section of the Loan Agreement is evidenced by strike-through formatting.
Section 3. Waiver; Interest Deferral, Amendment and Extension Payment. Upon the Amendment Effective Date:
3.1.Waiver of Existing Events of Default. The Existing Events of Default are waived by the Lender. This waiver relates solely to the Existing Events of Default and is not a waiver of any other

Default or Event of Default that has occurred or may occur under the Loan Agreement or the other Loan Documents.
3.2.Deferral of July 2022 Interest Payment. The interest payment for the month of July, 2022 (the “July Interest Payment”), as further described in Schedule 1 attached hereto, shall be deferred to the earlier of (i) August 31, 2022 or (ii) the date of receipt of proceeds from any sale of debt, equity, or assets pursuant to Section 11 of the Loan Agreement in an amount sufficient to make the July Interest Payment (the “Deferred July 2022 Interest Payment Date”), with the July Interest Payment (together with any interest accrued at the Amended Interest Rate on the July Interest Payment from July 31, 2022 until the date of payment in full in cash of the July Interest Payment) to be paid in full in cash on such date.

3.3.Amendment and Extension Payment. In consideration of the Lender’s agreement to the amendments contained herein and the extension of the Maturity Date, the Borrower shall pay to each Lender under the Loan Agreement an amendment and extension payment in the amount of two percent (2.0%) of the unpaid principal balance of such Lender’s Loan outstanding as of the date of this Amendment (the “Amendment and Extension Payment”), which shall be fully earned as of the date of this Amendment and non-refundable, which payment shall be paid in kind and added to the principal balance of each Loan as of the Amendment Effective Date.

Section 4. Conditions Precedent. Section 2 hereof shall become effective on the date (the “Amendment Effective Date”) upon which each of the following conditions precedent have been satisfied:
(a)the Lender (or its counsel) shall have received from the Loan Parties either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment;
(b)The Lender shall have received a written opinion (addressed to the Lender and dated as of the Amendment Effective Date) of counsel for the Loan Parties. The opinion shall include customary third-party closing opinions with respect to, among other customary items, due authorization and execution of this Loan Agreement, enforceability of this Loan Agreement under applicable law and attachment and perfection of liens;
(c)the Lender shall have received as to each Loan Party (i) a copy of each organizational document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable governmental authority, (ii) (x) signature and incumbency certificates of the applicable officers or directors of such Loan Party executing this Amendment and any other related documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other responsible officer that such Loan Party’s signature and incumbency certificates most recently delivered to the Lender prior to the Amendment Effective Date pursuant to the Loan Documents remain true and correct as of the Amendment Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and any other related document to which it is a party, certified as of the Amendment Effective Date by a secretary, an assistant secretary or a responsible officer of such Loan Party as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable governmental authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date (other than RAAD Promotions, LLC);
(d)the Loan Parties shall have transferred all of the equity securities of Bikini.Com, LLC (“Bikini.com”) to Holdco SPV;
(e)the Loan Parties shall have certificated all of the member’s interests of Bikini.com (to the extent the shares of Bikini.com have not already been certificated), and shall have delivered to the Collateral Agent all of the original member’s interest certificates of Bikini.com along with member’s interest powers with respect thereto executed in blank;
(f)the Loan Parties shall have commenced all reasonable efforts to (i) market and sell Bikini.com and (ii) raise equity or issue indebtedness in an amount sufficient to pay the Loan and all other obligations under the Loan Agreement in full in cash;
(g)receipt by the Lender of the Amendment and Extension Payment;

(h)all representations and warranties of the Loan Parties contained in the Loan Agreement are true and correct in all material respects on and as of the Amendment Effective Date, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(i)payment of $25,000 of legal fees of the Lender’s counsel, Milbank LLP, with an additional $50,000 of fees, along with any additional fees and expenses of Milbank LLP incurred from and after the Amendment Effective Date to the Deferred July 2022 Interest Payment Date to be paid in cash on the Deferred July 2022 Interest Payment Date.
Section 5. Miscellaneous.
5.1.Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Loan Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Loan Agreement and the other Loan Documents) shall be deemed to include this Amendment.
5.2.References to the Loan Agreement. Upon the effectiveness of this Amendment as set forth in Section 4 hereof, each reference in the Loan Agreement to “this Loan Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

5.3.Representations and Warranties. Each Loan Party hereby represents and warrants that:

(a)     it is duly organized, formed, registered or duly incorporated, as applicable, validly existing and, where applicable, (other than RAAD Promotions, LLC) in good standing under the laws of its jurisdiction of organization, formation, registration or incorporation, as applicable;
(b)    it has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Amendment and is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under this Amendment;
(c)    this Amendment is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or insolvency or similar laws affecting enforcement of creditors’ rights generally and by general principle of equity; and
(e)     the representations and warranties set forth in the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects as of such earlier date).
5.4.Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.
5.5.Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

5.6.No Other Changes. Except as specifically amended by this Amendment, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.7.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

5.8.Notice.

(a)Notices Generally. All notices, requests, consents and other communications under this Amendment shall be in writing and shall be deemed delivered (a) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to any Loan Party, care of the Borrower at its address set forth above; or
If to the Lender, such address has been furnished in writing by the Lender to the Borrower, with a copy to Eric Reimer, 55 Hudson Yards, New York, NY 10001-2163.
(b)Electronic Communication. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it.
5.9.Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
5.10.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Loan Agreement.

5.11.Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

5.12.Multiple Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, in electronic (e.g. “pdf”, “tif” or image (e.g. “jpeg”)) format shall be effective as delivery of a manually executed counterpart of this Amendment.

5.13. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, each Loan Party has caused this Amendment to be duly executed as of the date set forth above.

REMARK HOLDINGS, INC., as Borrower
By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

BIKINI.COM, LLC, as a Guarantor
By:	Remark SPV Holdco LLC, its Sole Member

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	President

REMARK HOLDINGS SPV, INC., as a Guarantor
By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	President

REMARK AI, LLC, as a Guarantor
By:	Remark Holdings, Inc., its Manager

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

RAAD PRODUCTIONS, LLC,, as a Guarantor
By:	Remark Holdings, Inc., its Sole Member

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

RAAD PROMOTIONS, LLC, as a Guarantor
By:	RAAD Productions, LLC, its Sole Member

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Authorized Person

Signature Page to Amendment

REMARK SPV HOLDCO LLC, as a Guarantor
By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	President
Signature Page to Amendment

AGREED TO AND ACCEPTED:

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.
By:	Mudrick Distressed Opportunity Drawdown Fund II GP, LLC, its General Partner

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

MUDRICK STRESSED CREDIT MASTER FUND, L.P.
By:	Mudrick Stressed Credit Fund GP, LLC, its General Partner

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P.
By:	Mudrick Distressed Opportunity SIF GP, LLC, its General Partner

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P.
By:	Mudrick Distressed Opportunity 2020 Dislocation Fund GP, LLC, its General Partner

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

MERCER QIF FUND PLC
By:	Mudrick Capital Management,, L.P., its Investment Manager

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

Signature Page to Amendment

BOSTON PATRIOT NEWBURY ST LLC
By:	Mudrick Capital Management,, L.P., its Investment Manager

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P.
By:	Mudrick Distressed Opportunity Drawdown Fund II GP, LLC, its General Partner

By:	/s/ Glenn Springer
Name:	Glenn Springer
Title:	Chief Financial Officer
Signature Page to Amendment

SCHEDULE 1 TO AMENDMENT

Amount of July Deferred Interest

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.	$78,100.39
MUDRICK STRESSED CREDIT MASTER FUND, L.P.	$47,933.57
MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P.	$15,551.52
MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P.	$20,298.29
MERCER QIF FUND PLC	$22,787.69
BOSTON PATRIOT NEWBURY ST LLC	$32,453.62
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P	$8,064.54
TOTAL:	$225,189.62

Amount of Principal Owed as of Amendment Effective Date
(Inclusive of Amendment and Extension Payment)

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.	$5,000,604.07
MUDRICK STRESSED CREDIT MASTER FUND, L.P.	$3,069,085.51
MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P.	$995,731.11
MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P.	$1,299,656.78
MERCER QIF FUND PLC	$1,459,047.70
BOSTON PATRIOT NEWBURY ST LLC	$2,077,937.32
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P	$516,355.25
TOTAL:	$14,418,417.73

.

Annex A

Amended Loan Agreement

7451657-6

SENIOR SECURED LOAN AGREEMENT

$30,000,000    December 3, 2021

FOR VALUE RECEIVED, on October 31, 2022 (the “Maturity Date”), Remark Holdings, Inc., a Delaware corporation having its principal office at 800 S. Commerce Street, Las Vegas, NV 89106 (“Borrower”), and each subsidiary of Borrower listed on the signature pages hereto or that after the date hereof delivers such a signature page (each a “Guarantor”, collectively, the “Guarantors” and, together with Borrower, the “Loan Parties” and each a “Loan Party”) hereby promises to pay to the order of MUDRICK CAPITAL MANAGEMENT, LP. and/or one or more managed funds or accounts (collectively and each without differentiation, the “Lender”), the aggregate principal sum of Thirty Million Dollars ($30,000,000) (the “Loan”), the outstanding principal amount of which as of the Amendment Effective Date (as defined below) is set forth on Schedule I, (the “Loan Agreement”), the principal amount outstanding together with interest on the unpaid principal balance of the Loan payable at a rate per annum equal to the Interest Rate in effect from time to time as defined in Section 1(b) below.

1.Interest; Repayment.
(a)Subject to Section 9, Borrower shall pay interest on the unpaid principal amount of the Loan for the period commencing on the date on which such Loan is made by the Lender (or its successors and assigns) to such Loan Party until such Loan is paid in full at the Interest Rate. In addition, interest on the Deferred July 2022 Interest Payment shall accrue at the Interest Rate until the Deferred July 2022 Interest Payment is paid in full. Accrued interest on the Loan shall be payable in arrears on the last business day of each month commencing on December 31, 2021, upon any prepayment of the Loan and on the Maturity Date; provided, that the Deferred July 2022 Interest Payment in the amount of $225,181.61 shall be payable on the earlier of (i) August 31, 2022 or (ii) the date of receipt of proceeds from any sale of debt, equity, or assets pursuant to Section 11 hereof in an amount sufficient to make the Deferred July 2022 Interest Payment, with the Deferred July 2022 Interest Payment (together with any interest thereon until the date of payment in full in cash of the Deferred July 2022 Interest Payment) to be paid in full in cash on such date.

(b)Until the Amendment Effective Date, the Loan shall accrue interest at the rate per annum of sixteen and a half percent (16.5%), computed on the basis of a 360-day year and the actual number of days elapsed (the “Original Interest Rate”), except with respect to interest for the month of July 2022 which incurred interest at the Original Interest Rate plus the Default Rate. On and after the Amendment Effective Date, the Loan shall accrue interest at the rate per annum of eighteen and a half percent (18.5%), computed on the basis of a 360-day year and the actual number of days elapsed (the “Amended Interest Rate”). With respect to calculation of interest for any period of determination, the effective “Interest Rate” shall be the Original Interest Rate or the Amended Interest Rate, as applicable. Commencing on the Amendment Effective Date: (i) Borrower shall pay interest on the unpaid principal amount of the Loan to the Lender for the period commencing on the Amendment Effective Date until such Loan is paid in full at the Amended Interest Rate; and (iii) Borrower shall make all interest payments that come due after the Amendment Effective Date on the last business day of each month commencing on August 31, 2022.

2.Extension of Maturity Date. All amounts outstanding under this Loan Agreement, including all accrued and unpaid, shall be due and payable in full on the Maturity Date; provided, however, that if the aggregate principal amount of the Loan is prepaid in cash in an amount not less than five million dollars ($5,000,000) on or before October 31, 2022, the Maturity Date shall be automatically extended to November 30, 2022.
3.Amendment and Extension Payment. Borrower shall pay to each Lender on the Amendment Effective Date, for its own account, an amendment and extension payment equal to two percent (2.0%) of the unpaid principal balance of such Lender’s Loan outstanding as of the Amendment Effective Date, which shall be payable in kind and added to the principal balance of each Loan on the Amendment Effective Date, which payment is fully earned and non-refundable as of the Amendment Effective Date.
4.Application of Payments. All payments by Borrower under this Loan Agreement shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal. Borrower and every endorser or guarantor of the Loan, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.
5.Method and Place of Payment. All payments of principal and interest (including prepayments), shall be payable in lawful money of the United States of America to Lender on or before 5:00 p.m. (Eastern Standard Time) on the applicable payment date thereof by wire transfer to the account Lender designates in writing.

7451657-6

All payments by Borrower under this Loan Agreement shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.
6.Representations and Warranties. Borrower and each of its subsidiaries has good and marketable title to the assets purported to be owned by it, including, without limitation, the Collateral and the member’s interests owned by Remark SPV Holdco LLC (“Holdco SPV”) or any other Loan Party in Bikini.com, LLC, a Nevada limited liability company (the “Bikini.com Interests”), other than Permitted Liens. Each Loan Party has all requisite power and authority to execute and deliver this Loan Agreement and to perform its obligations hereunder, including without limitation, to pledge and grant a security interest in the applicable Collateral as contemplated hereby. This Loan Agreement has been duly and validly executed and is the legal, valid and binding obligation of each Loan Party and is enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or insolvency or similar laws affecting enforcement of creditors’ rights generally and by general principle of equity. Borrower’s disclosures filed with the Securities and Exchange Commission since January 1, 2021 on Form 10-K, Form 10-Q, or Form 8-K (the “Exchange Act Reports”) complied in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder at the respective time so filed, on/at such times did not contain an untrue statement of a material fact or omit to state a material fact in order to make the statements not misleading. No representation, warranty or other statement of any Loan Party in any certificate or written statement given or made to Lender, as of the date such representation, warranty, or other statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made. Borrower is not left with unreasonably small capital after the transactions in this Loan Agreement. Borrower is able to pay its debts (including trade debts) as they mature. Borrower has no domestic subsidiaries other than the Guarantors. Except as set forth in the Exchange Act Reports, the Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and no Loan Party is aware of the institution of any such proceedings. Except as set forth on Schedule II hereto, there are no actions or proceedings pending or threatened in writing by or against Borrower or any of its subsidiaries involving more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000). No consent, authorization, approval or other action by, and no notice to or filing (other than filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of Lender) with, any person, entity, governmental authority or regulatory body is required to be obtained by any Loan Party either (i) for the pledge by any Loan Party of the Collateral pursuant hereto, (ii) for the execution, delivery or performance of this Loan Agreement by any Loan Party or (iii) for the exercise by Lender of any remedies with respect to the Collateral. Neither the execution, delivery or performance of this Loan Agreement, including the incurrence of indebtedness and pledge of Collateral hereunder will, (a) violate any applicable law, (b) violate the organizational documents of any Loan Party, or (c) breach, violate or result in a default, or give rise to a termination, cancellation or acceleration right, under any material agreement, instrument or other contractual obligation of any Loan Party. Borrower and each of its subsidiaries own or licenses or otherwise have the right to use all intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto. “Lien” means any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any security interest or lien arising from a mortgage, encumbrance, pledge, claim, charge, easement, servitude, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes.
7.Collateral Agent; Collateral and Security Interest.
(a)Pursuant to that Collateral Agency Agreement, dated as of the date hereof, each Loan Party and the Lender appoint TMI Trust Company (and its successors) as Collateral Agent. Each Loan Party hereby pledges, grants and assigns to the Collateral Agent, on behalf of the Lender, to secure the payment and performance in full of all of such Loan Party’s obligations under this Loan Agreement (whether for principal, interest or otherwise), a continuing security interest in all assets, properties and rights of any kind owned by such Loan Party including, without limitation, all personal and fixture property of every kind and nature, including, without limitation, all goods, inventory, equipment, instruments, promissory notes, documents, accounts, including health care insurance receivables, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, investment property, financial assets, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles, including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software (including any copyrights, trademarks and trade secrets of the software), customer lists, goodwill, and all licenses, leases, permits, agreements of any kind or nature, wherever located, whether now owned or hereafter acquired or arising and all accessions and improvements to, substitutions and replacements for and rents, profits and products and proceeds thereof (together, the “Collateral”). For the avoidance of doubt, the Collateral shall include: (i) the Bikini.com Interests held by the Borrower or its subsidiaries (the “Bikini.com Collateral”) and (ii) 100% of (x) the outstanding voting capital stock and (y) the non-voting stock of any subsidiary, including any first-tier foreign

7451657-6

subsidiary. Notwithstanding the foregoing, the Collateral shall not include (i) any property where the granting of a security interest in such property would be prohibited by agreement, applicable law or regulation or, with respect to any pledge of equity interests owned by any Loan Party in any entity that is not wholly-owned by the Loan Parties, the organizational documents of such entity (in each case, only to the extent that such contractual provisions are not rendered ineffective by applicable law or otherwise unenforceable), in each case, to the extent that a grant of a security interest therein would violate or invalidate such agreement or create a right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (ii) [reserved], and (iii) those assets as to which Lender and Borrower agree in writing shall be excluded where the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the benefit to Lender of the security to be afforded thereby (collectively, the “Excluded Assets”); provided, however, “Excluded Assets” shall not include any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would in and of themselves constitute Excluded Assets).

(b)Each Loan Party hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (a) indicate the Collateral (i) as all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment. Each Loan Party hereby further irrevocably authorizes the Lender to file intellectual property security agreements with respect to the Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable.

(c)At any time and from time to time, each Loan Party will duly execute, deliver and file with appropriate agencies such further instruments and documents, provide such further information and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers granted herein. Further to insure the attachment, perfection and first priority of (subject to Permitted Liens), and the ability of Lender to enforce, the security interest in the Collateral, each Loan Party agrees, in each case at such Loan Party’s own expense, that if any Loan Party shall at any time hold or acquire any promissory notes or tangible chattel paper, deposit accounts, securities or investment property, electronic chattel paper, letter of credit rights, or commercial tort claims, or any Collateral shall come into possession of a bailee, such Loan Party shall immediately notify Lender thereof and take any action reasonably requested by Lender to insure the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest granted to Lender in any and all of the Collateral.

(d)In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, Lender shall have the right to enter and remain upon the premises of any Loan Party without cost or charge to Lender, and use the same, together with materials, supplies, books and records of such Loan Party for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, Lender may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)Failure by Lender to exercise any right, remedy or option under this Loan or applicable law, or any delay by Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. The rights and remedies of Lender under this Loan Agreement shall be cumulative and not exclusive of any other right or remedy which Lender has.

(f)In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Lender is legally entitled, the Loan Parties shall be liable for the deficiency, together with interest thereon, together with the costs of collection and the reasonable fees, charges and disbursements of counsel.

(g)Upon request of Lender, each Loan Party shall promptly obtain fully executed and delivered control agreements with respect to any deposit, securities and investment accounts of such Loan Party in form and substance reasonably acceptable to Lender.

(h)Subject to Section 21, upon the repayment in full in cash of the Loan, including pursuant to Section 11, Lender will be forever released from all of its obligations and liabilities under or in respect of the Loan including without limitation, pursuant to this Section 7, and the security interest granted hereunder will thereafter terminate and be of no further force or effect.

8.Default; Acceleration. At the option of Lender, this Loan Agreement and the indebtedness evidenced hereby shall become due and payable without further notice or demand, and notwithstanding any prior

7451657-6

waiver of any breach or default or other indulgence, upon the occurrence any of the following (each, an “Event of Default”):
(a)the failure by any Loan Party to pay (i) any principal amount (including any mandatory prepayments required in Section 11(c) or otherwise under the Loan Documents) or any interest payment when due under the Loan and (ii) any other amount due under this Loan Agreement within three (3) days of the due date thereof;

(b)any breach or failure to perform any of the other terms of this Loan Agreement after the earlier of (i) knowledge thereof by the Borrower or (ii) notice thereof to Borrower;

(c)any representation, warranty or other statement made or deemed made by or on behalf of any Loan Party pursuant to or in connection with this Loan Agreement shall be incorrect in any material respect as of the date made or deemed made (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “material adverse effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification);

(d)any act by, against, or relating to any Loan Party, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other Person, pursuant to court action or otherwise, over all, or any part of any Loan Party’s property;

(e)any assignment for the benefit of the creditors of any Loan Party, or the occurrence of any other involuntary liquidation of any Loan Party; the failure by any Loan Party to generally pay the debts of such Loan Party as they mature; adjudication of bankruptcy or insolvency relative to such Loan Party; filing by any Loan Party under, or the entry of an order for relief or similar order with respect to any Loan Party in any proceeding pursuant to, Title 11 of the United States Code entitled “bankruptcy” (the “Bankruptcy Code”) or any other federal bankruptcy law;

(f)the default of any Loan Party for failure to pay amounts due and payable under any indebtedness of such Loan Party in an amount in excess of $100,000, whether individually or in the aggregate (subject to any applicable cure periods, forbearance or forgiveness), if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders of any such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity or, if such indebtedness is a guaranty, to call upon such guaranty in advance of nonpayment of the guaranteed indebtedness;

(g)final judgment or judgments shall be entered against any Loan Party in an aggregate amount in excess of $100,000, whether individually or in the aggregate (net of insurance proceeds, if any), and such judgment or judgments shall remain unstayed, unvacated, undischarged or unsatisfied for 30 calendar days;

(h)Lender shall for any reason cease to hold a valid and enforceable, perfected, first priority Lien the Collateral, subject only to Permitted Liens;

(i)the termination of existence, dissolution, or liquidation of any Loan Party or the ceasing to carry on actively any substantial part of such Loan Party’s current business; or

(j)the occurrence of any of the following: (i) a sale of all or substantially all of the Borrower’s assets other than to a Loan Party, (ii) a merger, consolidation or business combination transaction of Borrower with or into another corporation, limited liability company or other entity, in each case pursuant to which stockholders of the Borrower prior to such merger, consolidation or business combination transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of Borrower’s then outstanding voting securities, (iv) individuals who on the Effective Date constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors on the Effective Date, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower or (v) Theodore Botts shall cease to be a board member overseeing the Loan Parties, unless such removal has been agreed to in writing by Lender, and such board seat remains vacant for a period of at least thirty (30) days, provided that the person appointed by the Board of Directors of the Borrower to replace Mr. Botts shall be subject to Lender’s approval, not to be unreasonably withheld or delayed.

7451657-6

Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Notwithstanding the foregoing, if an Event of Default specified in Section 8(d), (e) or (f) shall occur, then the Loan, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to Lender hereunder shall immediately become due and payable, as aforesaid shall automatically become effective, in each case without the giving of any notice or other action by Lender, which notice or other action is expressly waived by the Loan Parties.

9.Default Rate. Upon the occurrence and during the continuance of an Event of Default, the rate of interest otherwise applicable hereunder will be increased by two percent (2% or 200 basis points) (the “Default Rate”) for so long as the Event of Default remains uncured.
10.Remedies Upon Default. Upon any Event of Default by any Loan Party, Lender may pursue any and all remedies provided at law or in equity. If an Event of Default shall occur, the Lender shall have the right, upon reasonable written notice (such reasonable notice to be determined by the Lender in its sole and absolute discretion, which shall not be less than five (5) business days), with respect to the Collateral (whether or not the same shall then be or shall thereafter come into the possession, custody or control of the Lender), to sell, lease, license, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Lender or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Lender may, to the fullest extent permitted by applicable law, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. Lender’s remedies set forth above are not exclusive of any other available remedy or remedies, but each remedy shall be cumulative and shall be in addition to any other remedy given in this Loan Agreement, at law, in equity, or by statute, whether now existing or hereafter arising. The exercise of any remedy or remedies shall not be an election of remedies. The remedies and rights of Lender may be exercised concurrently, alone, in any combination, or in any order that Lender deems appropriate. Any waiver or consent to waiver of any of the foregoing provisions shall not be construed as a bar to a waiver of any such right on any future occasion. Each Loan Party hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact, with full irrevocable power and authority in the place and stead of such Loan Party or in Lender’s own name, for the purpose of carrying out the terms of this Loan, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Loan Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Loan Party, without notice to or assent by such Loan Party, to do the following upon the occurrence of an Event of Default: generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though Lender was the absolute owner thereof for all purposes, and to do at the expense of the Loan Parties, at any time, or from time to time, all acts and things which Lender deems necessary or desirable to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Loan Agreement, all as fully and effectively as any Loan Party might do.
11.Prepayment; Mandatory Prepayment.
(a)The Loan may be prepaid at any time and from time to time, in whole or in part.

(b)[Reserved.]

(c)Borrower shall prepay the principal amount of the Loan by an amount equal to: (i) one hundred percent (100%) of all Net Cash Proceeds from the sale of the equity or the assets of Bikini.com, LLC (“Bikini.com”) or any other Collateral; and (ii) seventy percent (70%) of the Net Cash Proceeds of any sale of equity of the Borrower or issuance of debt relating to the Borrower and Loan Parties, which amounts are to be paid directly to the Lender at the closing of any such sale or issuance to reduce the principal amount of the Loan and any other obligations to the Lender.

(d)Any principal amount prepaid (for the avoidance of doubt, including any mandatory prepayment under Section 11(c)) shall be accompanied by all accrued and unpaid interest on such amount.

7451657-6

For purposes of this Section 11, “Net Cash Proceeds” means (x) the gross amount of all cash proceeds actually paid to or actually received by Borrower or any subsidiary of Borrower in respect of such sale, dividend, transfer or other liquidity event, less (y) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are incurred in connection with such sale, dividend, transfer or other liquidity event and are payable by Borrower or any subsidiary of Borrower, and (2) appropriate amounts that must be set aside as a reserve as required by GAAP against any indemnities or liabilities (contingent or otherwise) directly attributable to such sale, dividend, transfer or other liquidity event.

12.Covenants.
(a)The Borrower shall use the proceeds from borrowings under this Loan Agreement for general corporate purposes of the Borrower and its subsidiaries, in each case, in a manner consistent with the identified use of proceeds previously disclosed by Borrower to Lender. None of Borrower nor any subsidiary of Borrower shall (i) change its name or corporate form or jurisdiction of organization, merge with another entity (other than an affiliate of Lender), consolidate, or sell or dispose of any material portion of its assets other than a Permitted Disposition, without Lender’s prior written consent or (ii) sell, lease, license, convey, assign (by operation of law or otherwise), exchange or otherwise voluntarily or involuntarily transfer or dispose of any interest in any of its assets (including the Bikini.com Interests) (other than a Permitted Disposition) or any portion thereof or encumber, or hypothecate, or create, incur or permit to exist any pledge, mortgage, lien, security interest, charge, encumbrance or adverse claim upon or other interest in or with respect to any of its assets (including the Bikini.com Interests) (other than Permitted Liens) without Lender’s prior written consent. Borrower and each of its subsidiaries will maintain books and records with respect to the Collateral, and upon Lender’s reasonable request, promptly furnish to Lender such books and records relating to the Collateral. Borrower shall comply with all filing, reporting and other disclosure requirements under the Exchange Act, and the rules of the Securities and Exchange Commission in effect from time to time. None of Borrower nor any subsidiary of Borrower shall directly or indirectly enter into or permit to exist any transaction with any affiliate (other than a wholly-owned subsidiary) of Borrower other than Permitted Affiliate Transactions. Borrower will advise Lender promptly and in reasonable detail upon any officer or director of Borrower or any of its subsidiaries obtaining knowledge (i) of any Lien or claim made or asserted against any assets of Borrower or any of its subsidiaries that is not a Permitted Lien, and (ii) of the occurrence of any other event that would have a material adverse effect on the Collateral or the Lien granted hereby, or on the ability of any Loan Party or Lender to dispose of any of the Collateral, including the levy of any legal process against any of the Collateral. None of Borrower nor any subsidiary of Borrower shall prepay or refinance any Subordinated Indebtedness of Borrower or any subsidiary of Borrower (other than with the proceeds of equity interests or Permitted Refinancing Indebtedness) without the prior written consent of Lender. None of Borrower nor any subsidiary of Borrower shall create, incur or permit to exist any indebtedness other than Permitted Indebtedness, without the prior written consent of Lender. None of Borrower nor any subsidiary of Borrower shall pay any dividend or other distribution, or make any other payment on account of any redemption, repurchase, acquisition or other return of capital, direct or indirect (whether in cash, securities or other property), with respect to any equity interests in Borrower or such subsidiary other than Permitted Restricted Payments. None of Borrower nor any Loan Party shall (i) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) other than with a Loan Party or where all its assets are distributed to Loan Parties, or acquire by purchase or otherwise (other than Permitted Investments) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, (ii) make any equity or loan investment in any other person (other than Permitted Investments), (ii) create any subsidiary that does not become a Guarantor, in each case without the prior written consent of Lender. Each of Borrower and its subsidiaries shall remain the sole owners of all of their respective intellectual property, except for Permitted Dispositions (iv) amend, waive, modify, restate, supplement or replace, or suffer or permit any waiver, amendments, modifications, restatements, supplements or replacements to, or any organizational documents of either Holdco SPV or Remark SPV. Borrower and each Loan Party will, consistent with commercially reasonable practice, defend at their sole expense, the right, title and security interest granted hereunder against the claims of any person, firm, corporation or other entity. Lender shall have the right, upon reasonable advance notice and at such times as may be reasonably requested, to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, observing the use of any part of the Collateral, protecting Lender’s security interest in the Collateral (including discussing the Loan Parties’ affairs with the officers of Borrower and the other Loan Parties and their independent auditors) or otherwise determining whether Borrower or any other Loan Party is in compliance with the terms of this Loan Agreement.

(b)[Reserved.].

(c)The Loan Parties shall commence, immediately after the Amendment Effective Date, the marketing of the sale of assets and equity of Bikini.com. Borrower’s entry into any agreement regarding the sale of Bikini.com shall be subject to the consent of the Lender in the exercise of its reasonable credit judgment.

7451657-6

(d)The Loan Parties shall commence, immediately after the Amendment Effective Date, efforts to issue and sell equity of the Borrower in an amount sufficient to generate available cash proceeds to the Borrower that will on such date be sufficient to repay the Loan and other obligations under this Loan Agreement in full. Borrower acknowledges that any such proceeds shall constitute collateral for the Loan and agrees to use all such proceeds to first repay the Loan as provided in Sections 1 and 4.

(e)The Loan Parties shall pursue, immediately after the Amendment Effective Date, the incurrence of subordinated debt in an amount sufficient to generate available cash proceeds to the Borrower that will on such date be sufficient to repay the Loan and other obligations under this Loan Agreement in full. Borrower acknowledges that any such proceeds shall constitute collateral for the Loan and agrees to use all such proceeds to repay the Loan as provided in Sections 1 and 4. Unless the proceeds of any such subordinated debt will repay the Loan and all other obligations under this Loan Agreement in full, any such subordinated debt to be incurred by the Loan Parties must be (i) unsecured, (ii) provide for interest payments to be payable in kind and not in cash, (iii) mature after May 31, 2023 and (iv) be subject to an intercreditor and subordination agreement in form and substance acceptable to the Lender providing that any such incurred debt remains subordinated to the obligations under this Loan Agreement. The Loan Parties’ entry into any agreement regarding the incurrence of debt, any intercreditor agreement, and/or any subordination agreement shall be subject to the consent of the Lender in the exercise of its sole discretion.

13.Guarantee.
(a)Each Guarantor unconditionally and irrevocably guarantees, jointly with the other Guarantors, and severally, as a primary obligor and not merely as a surety, irrespective of the validity and enforceability of this Loan Agreement or the obligations of Borrower hereunder: (x) the due and punctual payment of all obligations of Borrower under this Loan Agreement, whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, together in each case with all renewals, modifications, consolidations or extensions hereof and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower under or pursuant to this Loan Agreement (all such monetary and other obligations being herein collectively referred to as the “Guaranteed Obligations”). Anything contained in this Loan Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other affiliates of Borrower of obligations arising under guaranties by such parties. If any Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

(b)Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan, regardless of any law or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect hereto. The obligations of each Guarantor under this Loan Agreement are independent of the Guaranteed Obligations of each other Guarantor or the obligations of Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Loan Agreement, irrespective of whether any action is brought against Borrower or any other Guarantor or whether Borrower or any other Guarantor is joined in any such action or actions. This Loan Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with each other Guarantor of the Guaranteed Obligations.

(c)The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any other person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other party under this Loan

7451657-6

Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower or such party.

(d)Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by, and each Guarantor hereby waives:

(i)any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to this Loan Agreement;

(ii)any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation;

(iii)any change in the existence, structure or ownership of any party or any insolvency, examinership, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(iv)the existence of any claim, set-off or other right which any Guarantor may have at any time against any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)any invalidity or unenforceability relating to or against any other party for any reason of the Loan or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable Law purporting to prohibit the payment by any party of any Guaranteed Obligation;

(vi)any failure by Lender: (A) to file or enforce a claim against Borrower or its estate (in a bankruptcy, examinership or other proceeding); (B) to give notice of the existence, creation or incurrence by Borrower of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (C) to commence any action against Borrower; (D) to disclose to any Guarantor any facts which Lender may now or hereafter know with regard to Borrower; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

(vii)any direction as to application of payment by any other Person

(viii)any act or failure to act by Lender or Borrower which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Guarantor in respect of the Guaranteed Obligations; or

(ix)any other act or omission to act or delay of any kind by any other entity, person or circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder (except that a Guarantor may assert the defense of payment in full of the Guaranteed Obligations).

(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Lender in respect of any obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and Lender, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 8 for the purposes of this Section 13, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 8, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any

7451657-6

non-paying Guarantor so long as the exercise of such right does not impair the rights of Lender under this Section 13.

14.Use of Proceeds. $28.5 million of the proceeds of the Loan hereunder shall be used (a) to repay the full amounts outstanding, including all accrued and unpaid interest, under (i) that certain Senior Secured Promissory Note dated February 10, 2021 among the Borrower, each subsidiary of Borrower listed on the signature pages thereto and Jefferson Remark Funding LLC, and (ii) that certain Promissory Note, dated as of April 12, 2017, issued by Borrower in favor of Urban Land of Nevada, LLC, as amended by that certain Amendment No. 1 to Promissory Note, dated as of May 12, 2017 and (b) with the remainder to be credited to fund working capital, capital expenditures and other general corporate purposes.
15.Bankruptcy Remote. Neither Holdco SPV or Remark SPV shall at any time fail to be organized as a bankruptcy-remote entity having bylaws or an operating agreement, as applicable, in form and substance reasonably acceptable to the Lender (with the organization documents in effect on the Closing Date being deemed to be reasonably acceptable), which bylaws or operating agreement, as applicable, shall contain usual and customary provisions for (i) appointment of an independent director whose affirmative vote shall be required to commence an insolvency proceeding (the “Independent Director”) and (ii) separateness representations and covenants. Holdco SPV shall not at any time fail to own 100% of the equity of Remark SPV and, after the Amendment Effective Date, Bikini.com. Holdco SPV and Remark SPV, as applicable, shall have the following limitations on business activity: (i) Remark SPV’s sole business shall be being a Guarantor hereunder; (ii) Remark SPV shall grant no Liens except under this Loan Agreement and shall have no creditors except the Lender and professional service providers (including, without limitation, attorneys, tax advisors and auditors); (iii) Holdco SPV’s sole business shall be owning 100% of the capital stock of Remark SPV and 100% of the member’s interests of Bikini.com and being a Guarantor hereunder and shall have no creditors except the Lender; and (iv) other than Permitted Liens and the creditors with respect thereto, Remark SPV and Holdco SPV shall grant no Liens except under this Loan Agreement and shall have no creditors except the Lender. Remark SPV shall be a wholly-owned direct subsidiary of Holdco SPV, Bikini.com shall be a wholly-owned direct subsidiary of Holdco SPV and Holdco SPV shall be a wholly-owned direct subsidiary of the Borrower. In addition, the Loan Parties shall cause each of Holdco SPV and Remark SPV to comply with all of their respective obligations, including obligations to maintain its special purpose vehicle separateness and bankruptcy remote structure, and the Loan Parties shall not amend any such provisions without the prior written consent of the Lender.
16.Conditions Precedent. This Loan Agreement and the Borrower’s ability to draw down the principal amount of the Loan shall become effective as of the date on which the following conditions precedent are satisfied or waived (such date, the “Effective Date”)
(a)The Lender (or its counsel) shall have received from the Borrower either (i) a counterpart of this Loan Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed counterpart of this Incremental Amendment) that such party has signed a counterpart of this Loan Agreement.

(b)The Lender shall have received a written opinion (addressed to the Lender and dated as of the Effective Date) of counsel for the Loan Parties. The opinion shall include customary third-party closing opinions with respect to, among other customary items, due authorization and execution of this Loan Agreement, enforceability of this Loan Agreement under applicable law and attachment and perfection of liens.

(c)The Lender shall have received as to each Loan Party (i) a copy of each organizational document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable governmental authority, (ii) signature and incumbency certificates of the applicable officers or directors of such Loan Party executing this Loan Agreement and any other related documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other responsible officer that such Loan Party’s signature and incumbency certificates most recently delivered to the Lender prior to the Effective Date remain true and correct as of the Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Loan Agreement and any other related document to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary or a responsible officer of such Loan Party as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable governmental authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.

(d)Each of the Lender, the Collateral Agent, Reynolds Gormly and the Independent Director shall have received all its respective fees, premiums and expenses required to be paid on the Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid on or prior to the Effective Date (including the fees and expenses of counsel).

7451657-6

(e)The Borrower shall (i)(A) have caused Remark SPV to amend and restate the governing documents and (B) shall have successfully formed an entity owning 100% of Holdco SPV, in each case in accordance with Section 15 hereunder and to the satisfaction of the Lender and (ii) shall have appointed Don Puglisi as the Independent Director of Holdco SPV and Remark SPV.

17.Payment of Costs of Collection; Expenses; Indemnification. On the Effective Date, the Loan Parties promise to pay all of Lender’s costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action. In addition, the Loan Parties will pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the negotiation, preparation, execution and administration of this Loan Agreement (the “Closing Expenses”), and in connection with any amendments, waivers or consents under or in respect of this Loan Agreement (whether or not such amendment, waiver or consent becomes effective). The Loan Parties agree, on a joint and several basis, to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this Loan Agreement; and (ii) all losses or expenses (including Closing Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and any Loan Party, except for Claims and/or losses and/or expenses directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 17 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
18.Assignments. The Lender shall be permitted to assign the Loan at any time, in whole or in part. Upon an assignment of the Loan by the Lender, the Borrower shall issue a new loan agreement reflecting such assignment.
19.Waivers. Each Loan Party, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of the Loan and assents to any extensions or postponements of the time of payment.
20.Usury. In the event any interest is paid on the Loan which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.
21.Reinstatement. Notwithstanding anything herein to the contrary, this Loan shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment, or any part thereof, is rescinded, reduced, restored or returned.
22.Notices. All notices, requests, consents and other communications under this Loan Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to any Loan Party, care of Borrower at its address set forth above; or
If to Lender, such address has been furnished in writing by Lender to Borrower, with a copy to Eric Reimer, Milbank LLP, 55 Hudson Yards, New York NY 10001-2163.
23.General Provisions. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND LENDER WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. This Loan Agreement constitutes the entire agreement and understanding between the Loan Parties and Lender relating to the subject matter hereof and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof. No other Person (other

7451657-6

than any Indemnified Person) shall be deemed to be a third-party beneficiary of this Loan Agreement or shall have any rights hereunder. This Loan Agreement may not be amended, modified, waived, discharged or terminated orally, but only by written agreement of Lender and each Loan Party. Each provision of this Loan Agreement shall be severable from every other provision of this Loan Agreement for the purpose of determining the legal enforceability of any specific provision. This Loan shall be binding upon each Loan Party and such Loan Party’s successors and assigns. No Loan Party may assign this Loan Agreement, or delegate its duties hereunder, without the prior written consent of Lender, in its sole and absolute discretion. Lender may freely assign, pledge or otherwise transfer this Loan Agreement, in whole or in part. If any of the provisions in this Loan Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Loan Agreement. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Loan Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it.
24.Definitions. As used herein, the following terms shall have the respective meaning indicated below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Amendment Effective Date” means August 3, 2022.
“Deferred July 2022 Interest Payment” means the interest payment due for the month of July, 2022 (which amount is calculated at the Original Interest Rate plus the Default Rate), as set forth in Schedule 1 attached hereto.
“First Amendment” means that certain First Amendment to Senior Secured Loan Agreement among the Loan Parties and the Lender.
“GAAP” means generally accepted accounting principles, as applicable at the relevant time.
“Loan Documents” means this Loan Agreement, the First Amendment and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Loan Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.
“Permitted Affiliate Transactions” means (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrower or its subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions among Loan Parties, (iii) Permitted Restricted Payments and Permitted Investments, (iv) sales of common equity interests of the Borrower and the granting of registration and other customary rights in connection therewith, and (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such subsidiary.
“Permitted Disposition” means:
(a)    sale of inventory in the ordinary course of business;
(b)    licensing, on a non-exclusive basis, intellectual property rights in the ordinary course of business, excluding any licensing of Bikini.com;
(c)    leasing or subleasing assets in the ordinary course of business;

7451657-6

(d)    (i) the lapse of intellectual property (other than Bikini.com) to the extent not economically desirable in the conduct of business or (ii) the abandonment of intellectual property rights in the ordinary course of business.
(e)    any involuntary loss, damage or destruction of property;
(f)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(g)    transfers of assets (other than Bikini.com) (i) from a Loan Party to another Loan Party, and (ii) from any subsidiary of Borrower that is not a Loan Party to the Borrower or any Loan Party Parent;
(h)    disposition of obsolete or worn-out equipment in the ordinary course of business; and
(i)    disposition of property or assets (other than the Bikini.com Interests) not otherwise permitted in clauses (a) through (h) above for cash in an aggregate amount not less than the fair market value of such property or assets.
“Permitted Indebtedness” means:
(a)    and indebtedness under this Loan Agreement;
(b)    and indebtedness listed on Schedule III and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(c)    Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such indebtedness;
(d)     Permitted Intercompany Investments;
(e)    indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;
(f)    indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such indebtedness is incurred and such indebtedness is outstanding only during such period;
(g)    the incurrence by any Loan Party of indebtedness incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;
(h)    indebtedness incurred in respect of credit cards, credit card processing services, debit card , stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in e, incurred in the ordinary course of business;
(i)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of an acquisitions;
(j)    other Subordinated Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding;
(k)    indebtedness outstanding under a letter of credit facility; provided that (i) such indebtedness consists entirely of reimbursement obligations in respect of letters of credit, surety bonds and/or other similar instruments issued thereunder (and related fees and expenses); (ii) the aggregate principal amount of such indebtedness (which shall be equal to the face amount of the letters of credit, surety bonds and/or other similar instruments issued thereunder) does not exceed $11,000,000; and (iii) such indebtedness is unsecured, other than with respect to Liens on cash collateral to the extent permitted by clause (p) of the definition of “Permitted Liens”; and

7451657-6

(l)    inventory financing incurred by the Borrower in the ordinary course of the Borrower’s business and consistent with the Borrower’s past practices; provided that the aggregate amount outstanding at any time with respect to such financing shall not exceed $1,000,000.
“Permitted Intercompany Investments” means investments made by (a) a Loan Party to or in another Loan Party, (b) a subsidiary or Borrower that is not a Loan Party to or in another subsidiary of Borrower that is not a Loan Party, (c) subsidiary of Borrower that is not a Loan Party to or in a Loan Party and (d) a Loan Party to or in a subsidiary of Borrower that is not a Loan Party so long as (i) the aggregate amount of all such investments outstanding at any time made by the Loan Parties to or in subsidiaries of Borrower that are not Loan Parties does not exceed $350,000.
“Permitted Investments” means:
(a)    investments in cash and cash equivalents;
(b)    investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)    advances made in connection with purchases of goods or services in the ordinary course of business;
(d)    investments received in settlement of amounts due to any Loan Party or any of its subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its subsidiaries as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its subsidiaries;
(e)    investments existing on the date hereof, as set forth on Schedule IV hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof; and
(f)    Permitted Intercompany Investments.
“Permitted Liens” means:
(a)    Liens securing the obligations under this Loan Agreement and related documents;
(b)    Liens for taxes, assessments and governmental charges;
(c)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(d)    Liens described on Schedule V, provided that any such Lien shall only secure the indebtedness that it secures on the date hereof and any Permitted Refinancing Indebtedness in respect thereof;
(e)    Liens on equipment acquired by any Loan Party or any of its subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property, (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof and (iii) the aggregate principal amount of all obligations secured thereby shall not exceed $250,000 at any time outstanding;
(f)    deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(g)    easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its subsidiaries in the normal conduct of such Person’s business;

7451657-6

(h)    Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(i)    the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capitalized lease), in each case extending only to such personal property;
(j)    non-exclusive licenses of intellectual property rights in the ordinary course of business;
(k)    judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default;
(l)    rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(m)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;
(n)    Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to an acquisition; and
(p)    Liens on cash collateral securing Indebtedness outstanding a letter of credit facility; provided, that the aggregate amount of such cash collateral does not exceed, 1 any time, 105% of the face amount of the letters of credit, surety bonds and/or other similar instruments outstanding under such letter of credit facility at such time; and
(q)    Liens securing inventory financing incurred by the Borrower in the ordinary course of the Borrower’s business and consistent with the Borrower’s past practices; provided that such Liens shall be limited solely to the Inventory financed by such specific financing and the direct cash proceeds thereof and shall not be granted or attached to any other assets of the Borrower and such financing shall be recourse solely to such Inventory and proceeds and shall otherwise be non-recourse to the Borrower and its assets; and provided further that the aggregate amount outstanding at any time with respect to such financing shall not exceed $1,000,000.
    Notwithstanding anything herein to the contrary, the Borrower and the Loan Parties shall not permit to exist any Liens on (i) the equity of Remark SPV held by Holdco SPV or (ii) the Bikini.com Interests other than the Liens securing the Guaranteed Obligations and any such other Liens shall not constitute Permitted Liens.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, indebtedness incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such indebtedness is incurred within 20 days after such acquisition, (b) such indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such indebtedness shall not exceed $250,000 at any time outstanding.
“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of indebtedness so long as:
(a)    after giving effect to such extension, refinancing or modification, the amount of such indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);
(b)    such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the indebtedness so extended, refinanced or modified;
(c)    such extension, refinancing or modification is pursuant to terms that are materially not less favorable to the Loan Parties than the terms of the indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

7451657-6

(d)    the indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the indebtedness that was refinanced, renewed, or extended.
“Permitted Restricted Payments” means payments made by:
(a)    any subsidiary of any Loan Party to such Loan Party; and
(b)     the Borrower to pay dividends in the form of common Equity Interests.
“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or governmental authority.
“Subordinated Indebtedness” means unsecured indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are reasonably satisfactory to the Lender; provided that such unsecured indebtedness shall (a) be expressly subordinated in right of payment to all indebtedness of such Loan Party under the Loan, (b) require that the interest payable thereunder be paid in kind and (c) be subject to a subordination agreement, in form and substance reasonably satisfactory to the Lender.
[Signature Page to Follow]

7451657-6

IN WITNESS WHEREOF, each Loan Party has caused this Senior Secured Loan to be duly executed as of the date set forth above.

REMARK HOLDINGS, INC., as Borrower
By:
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

BIKINI.COM, LLC, as a Guarantor
By:	Remark SPV Holdco LLC, its Sole Member

By:
Name:	Kai-Shing Tao
Title:	President

REMARK HOLDINGS SPV, INC., as a Guarantor
By:
Name:	Kai-Shing Tao
Title:	President

REMARK AI, LLC, as a Guarantor
By:	Remark Holdings, Inc., its Manager

By:
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

RAAD PRODUCTIONS, LLC,, as a Guarantor
By:	Remark Holdings, Inc., its Sole Member

By:
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

RAAD PROMOTIONS, LLC, as a Guarantor
By:	RAAD Productions, LLC, its Sole Member

By:
Name:	Kai-Shing Tao
Title:	Authorized Person

1" = "1" "7451657-6" "" 7451657-6

REMARK SPV HOLDCO LLC, as a Guarantor
By:
Name:	Kai-Shing Tao
Title:	President
7451657-6

AGREED TO AND ACCEPTED:

MUDRICK CAPITAL MANAGEMENT, L.P.
By:
Name:
Title:

7451657-6

SCHEDULE I

Amount of July Deferred Interest

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.	$78,100.39
MUDRICK STRESSED CREDIT MASTER FUND, L.P.	$47,933.57
MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P.	$15,551.52
MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P.	$20,298.29
MERCER QIF FUND PLC	$22,787.69
BOSTON PATRIOT NEWBURY ST LLC	$32,453.62
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P	$8,064.54
TOTAL:	$225,189.62

Amount of Principal Owed as of Amendment Effective Date
(Inclusive of Amendment and Extension Payment)

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II, L.P.	$5,000,604.07
MUDRICK STRESSED CREDIT MASTER FUND, L.P.	$3,069,085.51
MUDRICK DISTRESSED OPPORTUNITY SIF MASTER FUND, L.P.	$995,731.11
MUDRICK DISTRESSED OPPORTUNITY 2020 DISLOCATION FUND, L.P.	$1,299,656.78
MERCER QIF FUND PLC	$1,459,047.70
BOSTON PATRIOT NEWBURY ST LLC	$2,077,937.32
MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND II SC, L.P	$516,355.25
TOTAL:	$14,418,417.73

1" = "1" "7451657-6" "" 7451657-6